UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
September 14, 2011
ZIX CORPORATION
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	0-17995 (Commission File Number)	75-2216818 (IRS Employer Identification No.)
2711 North Haskell Avenue
Suite 2200, LB 36
Dallas, Texas 75204-2960
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (214) 370-2000
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreement.
     On September 14, 2011, Zix Corporation (“Company”) entered into an indemnification agreement with Dr. Taher Elgamal. The indemnification agreement conforms to the form of indemnification agreement that was approved by the Company’s Board of Directors on December 20, 2010 and filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on December 22, 2010. The principal terms of the indemnification agreement are described below.
     The indemnification agreement requires the Company to indemnify the indemnitee to the fullest extent permitted by applicable law against expenses (including attorneys’ fees), judgments, fines, penalties and amounts paid in settlement of any action, suit or proceeding brought against the indemnitee by reason of the fact that the indemnitee is or was serving as a member of the Company’s Board of Directors or any committee thereof. The indemnification agreement also provides that the Company must advance expenses incurred by the indemnitee in defending any such action, suit or proceeding, subject to reimbursement by the indemnitee should it be subsequently determined that indemnification is not available under applicable law. Under the indemnification agreement, the Company’s Board of Directors is required to select a disinterested person or body, which may consist of one or members of the Board, who will have the authority to determine the indemnitee’s right to indemnification unless a change in control has occurred, in which case such determination shall be made by independent legal counsel.
     The description of the indemnification agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the form of indemnification agreement filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on December 22, 2010.

Item 9.01	Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description
10.1	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed December 22, 2010).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIX CORPORATION (Registrant)
Date: September 19, 2011	By:	/s/ James F. Brashear
James F. Brashear
General Counsel and Corporate Secretary

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed December 22, 2010).